Exhibit 99.1

Party City Announces Second Quarter 2017 Results

ELMSFORD, N.Y, August 2, 2017 — Party City Holdco Inc. (NYSE:PRTY) today announced financial results for the second quarter ended June 30, 2017.

James M. Harrison, Chief Executive Officer, stated, “We delivered strong second quarter revenue growth of just under 5% on a reported basis, or almost 6% in constant currency, and are pleased with how the quarter played out, as we met our topline and bottom line objectives. By focusing on our fundamentals of topline growth, gross margin expansion and solid cost control, Adjusted EBITDA increased 13.5% and Adjusted EPS increased 17%”.

Mr. Harrison continued, “During the quarter, we grew our vertical model, made good progress integrating recent acquisitions in both our retail and wholesale businesses, strengthened our digital assets and furthered our global presence by accelerating our growth internationally.”

Highlights for the second quarter:

•	Grew total revenues by 4.9% on a reported basis or 5.7% on a constant currency basis

•	Acquired a minority interest in Punchbowl, a leader in digital invitations and greeting cards

•	Expanded gross margins 30bps from the same period last year, largely driven by share of shelf[1] gains of 150 bps to 78.5%

•	Increased reported net income by 11% and adjusted net income by 17.6%

•	Increased Adjusted EBITDA 13.5% to $96.5 million

•	Generated free cash flow[2] of $77.1 million in the second quarter and $114.8 million year-to-date, and reduced net debt leverage ratio to 4.1 times[3]

“While retail comps were slightly softer than we had forecasted, which we have reflected in our updated full year comp outlook, we were very pleased with our revenue growth and our overall profitability. Given our first half performance, we are on track to deliver our previously provided full year total revenue and earnings guidance,” Mr. Harrison added.

Second quarter summary:

•	Reported net income of $25.0 million compared to $22.5 million in the second quarter of 2016.

•	Adjusted net income increased 17.6% to $33.3 million, compared to $28.3 million for the prior year quarter.

•	Adjusted EBITDA increased 13.5% to $96.5 million, compared to $85.1 million in the second quarter of 2016.

•	Reported diluted earnings per share totaled $0.21 compared to $0.19 in the prior year quarter. Adjusted diluted income per share improved 16.7% to $0.28 from $0.24 in the second quarter of 2016.

•	Total revenues of $544.9 million increased 4.9% on a reported basis and 5.7% on a constant currency basis.

•	Retail sales increased 6.3% on a reported basis (6.7% on a constant currency basis) driven primarily by increased store count through acquired franchise stores (36), one acquired independent store and new store growth (22 net new Party City stores added in the past twelve months) and modest growth in brand comparable sales.

•	Brand comparable sales increased 0.1% during the second quarter.

•	Net third-party wholesale revenues increased 1.8% on a reported basis (increased 7.8% on an adjusted basis when adjusting for the currency effect as well as the impact of eliminating $5.6 million in intercompany sales for the 36 franchise store acquisitions over the last twelve months).

•	Total gross profit margin increased 30 basis points (50 basis points when excluding the negative effects of foreign exchange) to 40.6% of net sales, primarily due to higher share of shelf and product mix shift.

•	During the quarter, the Company invested approximately $6 million into the development of Kazzam, its online exchange platform for party-related services. Despite such spend, operating expenses as a percentage of revenues, 29.8%, were relatively consistent with the second quarter of 2016. Excluding such start-up costs, operating expenses totaled 28.6% of revenues, a decrease of 90 basis points from the corresponding quarter of the prior year.

•	During the quarter, the Company opened five new stores, acquired one independent store and closed one store.

Balance sheet highlights as of June 30, 2017

The Company ended the quarter with $1,665 million in debt (net of cash) resulting in net debt leverage3 of 4.1 times and approximately $329 million in availability under its asset-based revolving credit facility.

Fiscal 2017 Outlook

For 2017, the Company is adjusting brand comparable sales growth and reiterating guidance for all other line items:

•	Total revenue of $2.35 to $2.45 billion

•	Brand comparable sales growth of approximately 1.0%

•	GAAP net income of $123 to $133 million

•	GAAP diluted EPS of $1.02 to $1.10

•	Adjusted net income of $148 to $158 million

•	Adjusted diluted EPS of $1.23 to $1.30

•	Adjusted EBITDA of $400 to $417 million

•	Net debt leverage of approximately 3.5x times by the end of 2017

The Company has reconciled Non-GAAP outlook measures to the most directly comparable GAAP measures later in this release. See “Non-GAAP Information” and “Reconciliation of 2017 Outlook” for a more detailed explanation, including definitions of the various Non-GAAP terms used in this release.

[1]	The percentage of our retail product cost of sales supplied by our wholesale operations
[2]	Defined as adjusted EBITDA less capital expenditures
[3]	Defined as net debt to adjusted EBITDA

Conference Call Information

A conference call to discuss the second quarter 2017 financial results is scheduled for today, August 2, 2017, at 8:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 201-0168 (U.S. domestic) and (647) 788-4901 (international), and enter conference ID#53279794, approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss and Adjusted Earnings per Share. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide free cash flow, defined as Adjusted EBITDA less capital expenditures, and net debt leverage, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. Adjusted Earnings per Share is calculated by dividing Adjusted Net Income by the Weighted Average Number of Common Shares-Diluted. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its core operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Party City’s expectations regarding revenues, brand comparable sales, Adjusted EBITDA, Adjusted net income/loss, adjusted diluted earnings per share, average common shares outstanding and the effective tax rate. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s latest Form 10-K and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. Party City Holdco designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include over 900 specialty retail party supply stores (including approximately 150 franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Contact

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2017	2016
ASSETS	Unaudited
Current assets:
Cash and cash equivalents	$69,018	$64,610
Accounts receivable, net	121,131	134,091
Inventories, net	642,469	613,868
Prepaid expenses and other current assets	70,552	68,255

Total current assets	903,170	880,824
Property, plant and equipment, net	296,535	292,904
Goodwill	1,626,323	1,572,568
Trade names	567,171	566,599
Other intangible assets, net	68,857	76,581
Other assets, net	9,794	4,502

Total assets	$3,471,850	$3,393,978

LIABILITIES, REDEEMABLE SECURITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$185,132	$120,138
Accounts payable	156,763	163,415
Accrued expenses	164,780	149,683
Income taxes payable	8,182	46,675
Current portion of long-term obligations	13,177	13,348

Total current liabilities	528,034	493,259
Long-term obligations, excluding current portion	1,535,287	1,539,604
Deferred income tax liabilities	280,689	278,819
Deferred rent and other long-term liabilities	73,987	65,507

Total liabilities	2,417,997	2,377,189
Redeemable securities	3,000	—
Stockholders’ equity:
Common stock (119,528,409 and 119,515,894 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively)	1,195	1,195
Additional paid-in capital	913,721	910,167
Retained earnings	177,965	157,666
Accumulated other comprehensive loss	(42,028)	(52,239)

Total stockholders’ equity	1,050,853	1,016,789

Total liabilities, redeemable securities and stockholders’ equity	$3,471,850	$3,393,978

PARTY CITY HOLDCO INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Net sales	$541,653	$515,426	$1,015,616	$969,712
Royalties and franchise fees	3,225	3,987	6,261	7,441

Total revenues	544,878	519,413	1,021,877	977,153
Expenses:
Cost of sales	321,900	307,865	620,619	595,632
Wholesale selling expenses	16,045	15,273	31,672	31,115
Retail operating expenses	90,512	90,615	181,242	177,324
Franchise expenses	3,713	3,574	7,030	7,137
General and administrative expenses	39,655	37,930	87,792	76,856
Art and development costs	5,942	5,676	11,740	11,053
Development stage expenses	6,412	0	6,412	0

Total expenses	484,179	460,933	946,507	899,117

Income from operations	60,699	58,480	75,370	78,036
Interest expense, net	21,294	22,781	41,986	45,433
Other expense (income), net	(895)	(224)	267	(3,202)

Income before income taxes	40,300	35,923	33,117	35,805
Income tax expense	15,318	13,408	12,818	13,684

Net income	$24,982	$22,515	$20,299	$22,121

Comprehensive income	$31,985	$14,788	$30,510	$16,327

Net income per common share-Basic	$0.21	$0.19	$0.17	$0.19

Net income per common share-Diluted	$0.21	$0.19	$0.17	$0.18

Weighted-average number of common shares-Basic	119,528,147	119,323,104	119,526,007	119,307,539
Weighted-average number of common shares-Diluted	120,943,745	120,323,581	120,903,032	120,232,590

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$24,982	$22,515	$20,299	$22,121
Interest expense, net	21,294	22,781	41,986	45,433
Income taxes	15,318	13,408	12,818	13,684
Depreciation and amortization	21,124	20,282	41,825	41,171

EBITDA	82,718	78,986	116,928	122,409
Non-cash purchase accounting adjustments	3,000	2,288	4,850	3,689
Restructuring, retention and severance (a)	813	95	8,627	162
Deferred rent (b)	2,552	3,162	2,915	5,145
Closed store expense (c)	1,512	536	2,879	1,956
Foreign currency gains, net	(1,183)	(2,014)	(1,720)	(5,178)
Employee equity based compensation (d)	824	933	3,222	1,881
Non-employee equity based compensation (e)	3,265	—	3,265	—
Undistributed (income) loss in unconsolidated joint ventures	(942)	120	(226)	267
Corporate development expenses (f)	3,721	946	4,444	1,212
Other	260	15	478	57

Adjusted EBITDA	$96,540	$85,067	$145,662	$131,600

Adjusted EBITDA margin	17.7%	16.4%	14.3%	13.5%

(a)	During the first quarter of 2017, the Company recorded $7,814 of restructuring charges. This amount excludes a $1,362 stock option modification charge for Gerald Rittenberg, which is included in “Employee equity based compensation” in this table.
(b)	The deferred rent adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items.
(c)	Charges incurred related to closing underperforming stores.
(d)	The first quarter of 2017 includes a $1,362 stock option modification charge for Gerald Rittenberg.
(e)	Principally represents shares of Kazzam awarded to Ampology as compensation for Ampology’s services.
(f)	Primarily represents start-up costs for Kazzam and third-party costs related to acquisitions (principally legal expenses).

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED NET INCOME

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Income before income taxes	$40,300	$35,923	$33,117	$35,805
Intangible asset amortization	4,112	3,988	7,825	8,133
Non-cash purchase accounting adjustments (a)	3,920	3,137	5,924	5,093
Amortization of deferred financing costs and original issuance discount	1,226	1,270	2,459	2,544
Restructuring, retention and severance (b)	—	—	7,814	—
Non-employee equity based compensation (c)	3,265	—	3,265	—
Employee equity based compensation (d)	824	933	3,222	1,881

Adjusted income before income taxes	53,647	45,251	63,626	53,456
Adjusted income tax expense (e)	20,318	16,904	24,246	20,350

Adjusted net income	$33,329	$28,347	$39,380	$33,106

Adjusted net income per common share - diluted	$0.28	$0.24	$0.33	$0.28

Weighted-average number of common shares - diluted	120,943,745	120,323,581	120,903,032	120,232,590

(a)	On July 27, 2012, PC Merger Sub, Inc., which was our wholly-owned indirect subsidiary, merged into Party City Holdings Inc. (“PCHI”), with PCHI being the surviving entity (the “Transaction”). As a result of the Transaction, the Company applied the acquisition method of accounting and increased the value of certain property, plant and equipment. The impact of such adjustments on depreciation expense increased the Company’s expenses. These property, plant and equipment depreciation amounts are included in “Non-cash purchase accounting adjustments” for purposes of calculating “adjusted net income,” but are excluded from “Non-cash purchase accounting adjustments” for purposes of calculating adjusted EBITDA since they are included in depreciation expense.
(b)	During the first quarter of 2017, the Company recorded $7,814 of restructuring charges. This amount excludes a $1,362 stock option modification charge for Gerald Rittenberg, which is included in “Employee equity based compensation” in this table.
(c)	Principally represents shares of Kazzam awarded to Ampology as compensation for Ampology’s services.
(d)	The first quarter of 2017 includes a $1,362 stock option modification charge for Gerald Rittenberg.
(e)	Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

PARTY CITY HOLDCO INC.

RECONCILIATION OF 2017 OUTLOOK

(In millions)

UNAUDITED

Full year 2017 Outlook
Net income:	$123 - $133
Intangible asset amortization, net of tax:	8
Equity based compensation, net of tax:	5
Restructuring, retention and severance, net of tax:	5
Non-cash purchase accounting adjustments, net of tax:	5
Amortization of deferred financing costs and original issuance discount, net of tax:	2

Adjusted net income:	$148 - $158

Net income:	$123 - $133
Income taxes:	74 - 80
Interest expense, net:	86 - 84
Depreciation and amortization:	83 - 82

EBITDA:	$366 - $379
Corporate development expenses:	7 - 9
Restructuring, retention and severance:	8
Equity based compensation:	8
Deferred rent:	5 - 7
Non-cash purchase accounting adjustments:	6

Adjusted EBITDA:	$400 - $417

PARTY CITY HOLDCO INC.

SEGMENT INFORMATION

(In thousands except percentages)

	Three Months Ended June 30,
	2017		2016
	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Total Revenues
Net Sales:
Wholesale	$276,705	50.8%	$268,863	51.8%
Eliminations	(134,853)	(24.8%)	(129,536)	(25.0%)

Net wholesale	141,852	26.0%	139,327	26.8%
Retail	399,801	73.4%	376,099	72.4%

Total net sales	541,653	99.4%	515,426	99.2%
Royalties and franchise fees	3,225	0.6%	3,987	0.8%

Total revenues	$544,878	100.0%	$519,413	100.0%

	Six Months Ended June 30,
	2017		2016
	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Total Revenues
Net Sales:
Wholesale	$547,397	53.6%	$528,684	54.1%
Eliminations	(270,851)	(26.5%)	(254,627)	(26.1%)

Net wholesale	276,546	27.1%	274,057	28.0%
Retail	739,070	72.3%	695,655	71.2%

Total net sales	1,015,616	99.4%	969,712	99.2%
Royalties and franchise fees	6,261	0.6%	7,441	0.8%

Total revenues	$1,021,877	100.0%	$977,153	100.0%

	Three Months Ended June 30,
	2017		2016
	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Total Gross Profit
Retail	$173,872	43.5%	$162,080	43.1%
Wholesale	45,881	32.3%	45,481	32.6%

Total	$219,753	40.6%	$207,561	40.3%

	Six Months Ended June 30,
	2017		2016
	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Total Gross Profit
Retail	$306,453	41.5%	$286,106	41.1%
Wholesale	88,544	32.0%	87,974	32.1%

Total	$394,997	38.9%	$374,080	38.6%

PARTY CITY HOLDCO INC.

OPERATING METRICS

	Three Months Ended June 30,		LTM
	2017	2016	2017
Store Count
Corporate Stores:
Beginning of period	784	731	730
New stores opened	5	4	30
Acquired	1	—	37
Closed	(1)	(5)	(8)

End of period	789	730	789
Franchise Stores:
Beginning of period	146	181	183
Opened	1	2	4
Sold to Party City	—	—	(36)
Closed	—	—	(4)

End of period	147	183	147

Grand Total	936	913	936

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Share of Shelf (a)	78.5%	77.0%	78.0%	76.3%

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Brand comparable sales (b)	0.1%	3.8%	0.9%	1.3%

(a)	Share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.
(b)	Party City brand comparable sales include North American e-commerce sales.